Exhibit 10.6

CHIEF FINANCIAL OFFICER

Effective: January 1, 2014

CFO 2014 MIP

CHIEF FINANCIAL OFFICER

PURPOSE: To define the compensation plan for the Chief Financial Officer.

SCOPE: Perma-Fix Environmental Services, Inc.

POLICY: The Chief Financial Officer Compensation Plan is designed to retain, motivate and reward the incumbent to support and achieve the business, operating and financial objectives of Perma-Fix Environmental Services, Inc (the “Company”).

BASE SALARY: The Base Salary indicated below is paid in equal periodic installments per the regularly scheduled payroll.

PERFORMANCE INCENTIVE COMPENSATION: Performance Incentive Compensation is available based on the Company’s financial results noted in Schedule A. Effective date of plan is January 1, 2014 and incentive will be for entire year. Performance incentive compensation will be paid on or about 90 days after year-end, or sooner, based on final 10-K financial statement.

SEPARATION: If employment is separated prior to the annual incentive compensation payment date as noted above, no incentive compensation is due to the incumbent.

ACKNOWLEDGEMENT: Payment of Performance Incentive Compensation of any type will be forfeited, unless the Human Resources Department has received a signed acknowledgement of receipt of the Compensation Plan prior to the applicable payment date.

INTERPRETATIONS: The Compensation Committee of the Board of Directors retains the right to modify, change or terminate the Compensation Plan at any time and for any reason. It also reserves the right to determine the final interpretation of any provision contained in the Compensation Plan and it reserves the right to modify or change the Revenue and EBITDA Target as defined herein in the event of the sale or disposition of any of the assets of the Company. While the plan is intended to represent all situations and circumstances, some issues may not easily be addressed. The Compensation Committee will endeavor to review all standard and non-standard issues related to the Compensation Plan and will provide quick interpretations that are in the best interest of the Company, its shareholders and the incumbent.

CFO 2014 MIP

CHIEF FINANCIAL OFFICER

Base Pay and Performance Incentive Compensation Targets

The compensation for the below named individual as follows:

Annualized Base Pay:	$214,240
Performance Incentive Compensation Target (at 100% of Plan):	$107,120
Total Annual Target Compensation (at 100% of Plan):	$321,360

The Performance Incentive Compensation Target is based on the Schedule A below.

Target Objectives
		Performance Target Thresholds
	Weights	85-100%	101-120%	121-130%	131-140%	141-150%	151-160%	161%+

Revenue	15%	16,068	19,282	20,888	22,495	24,102	25,709	28,119

EBITDA	55%	58,916	70,698	76,592	82,482	88,373	94,266	103,103

Health & Safety	15%	16,068	19,281	20,888	22,495	24,101	25,709	28,118

Permit & License Violations	15%	16,068	19,281	20,888	22,495	24,101	25,709	28,118

		107,120	128,542	139,258	149,967	160,677	171,393	187,458

1)

Revenue is defined as the total consolidated third party top line revenue from continuing operations as publicly reported in the Company’s financial statements. The percentage achieved is determined by comparing the actual consolidated revenue from continuing operations to the Board approved Revenue Target from continuing operations, which is $68,757,000. The Board reserves the right to modify or change the Revenue Targets as defined herein in the event of the sale or disposition of any of the assets of the Company or in the event of an acquisition.

2)

EBITDA is defined as earnings before interest, taxes, depreciation, and amortization from continuing operations. The percentage achieved is determined by comparing the actual EBITDA to the Board approved EBITDA Target, which is $5,647,000. The Board reserves the right to modify or change the EBITDA Targets as defined herein in the event of the sale or disposition of any of the assets of the Company or in the event of an acquisition.

3)

The Health and Safety Incentive Target is based upon the actual number of Worker’s Compensation Lost Time Accidents, as provided by the Company’s Worker’s Compensation carrier. The Corporate Treasurer will submit a report on a quarterly basis documenting and confirming the number of Worker’s Compensation Lost Time Accidents, supported by the AIG Worker’s Compensation Loss Report. Such claims will be identified on the loss report as “indemnity claims.” The following number of Worker’s Compensation Lost Time Accidents and corresponding Performance Target Thresholds has been established for the annual Incentive Compensation Plan calculation for 2014.

Work Comp. Claim Number	Performance Target
7	85% - 100%

6	101% - 120%

5	121% - 130%

4	131% - 140%

3	141% - 150%

2	151% - 160%

1	161% Plus

CFO 2014 MIP

4)

Permits or License Violations incentive is earned/determined according to the scale set forth below:  An “official notice of non-compliance” is defined as an official communication from a local, state, or federal regulatory authority alleging one or more violations of an otherwise applicable Environmental, Health or Safety requirement or permit provision, which results in a facility’s implementation of corrective action(s).

Permit and License Violations	Performance Target
7	85% - 100%

6	101% - 120%

5	121% - 130%

4	131% - 140%

3	141% - 150%

2	151% - 160%

1	161% Plus

5)	No performance incentive compensation will be payable for achieving the health and safety, permit and license violation, and revenue targets unless a minimum of 70% of the EBITDA Target is achieved.

Performance Incentive Compensation Payment

Effective date of plan is January 1, 2014 and incentive will be for entire year. Performance incentive compensation will be paid on or about 90 days after year-end, or sooner, based on final Form 10-K financial statement.

In no event will Performance Incentive Compensation paid to all Executive Officers as a group exceed 50% of Pretax Net Income computed prior to the calculation of bonus expense.

ACKNOWLEDGMENT:

I acknowledge receipt of the aforementioned Chief Financial Officer 2014 - Compensation Plan. I have read and understand and accept employment under the terms and conditions set forth therein.

/s/ Ben Naccarato	7/11/2014
/s/Ben Naccarato	Date

/s/Larry Shelton	7/11/2014
/s/ Board of Director	Date

CFO 2014 MIP